Exhibit 23
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40012, 333-156569, 333-171004, 333-192040 and 333-231642) of Unisys Corporation of our report dated March 1, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2023